                               SCHEDULE 14A INFORMATION
                      PROXY STATEMENT PURSUANT TO SECTION 14(A)
                        OF THE SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO. ___)

Filed by the Registrant        /x/

Filed by a Party other than the Registrant        / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/x/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                DESTRON FEARING CORPORATION
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

                                         N/A
--------------------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          __________________________________________________

     2)   Aggregate number of securities to which transaction applies:
          __________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1/
          __________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          __________________________________________________

    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          __________________________________________________

     2)   Form, Schedule or Registration Statement No.:
          __________________________________________________

     3)   Filing Party:
          __________________________________________________

     4)   Date Filed:
          __________________________________________________

                             DESTRON FEARING CORPORATION
                                 490 Villaume Avenue
                           South St. Paul, Minnesota 55075
                                    (612) 455-1621

                             ----------------------------
                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD FEBRUARY 27, 1997
                             ----------------------------

TO THE STOCKHOLDERS OF DESTRON FEARING CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Destron Fearing Corporation, a Delaware corporation (the "Company"), will be held on Thursday, February 27, 1997 at 3:30 p.m. (Minneapolis time) at The Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402 for the following purposes:

   1.  To elect three directors of the Company.

   2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 1997.

   3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   Only holders of record of the Company's common stock at the close of business on January 3, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Each of you is invited to attend the Annual Meeting in person, if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

                                        By Order of the Board of Directors

                                        /s/ TJ Ahmann

                                        Thomas J. Ahmann, SECRETARY
January 27, 1997


      --------------------------------------------------------------------------
               WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
            PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
      --------------------------------------------------------------------------

                             DESTRON FEARING CORPORATION
                                 490 Villaume Avenue
                           South St. Paul, Minnesota 55075
                                    (612) 455-1621

                                 -------------------
                                   PROXY STATEMENT
                                 -------------------

                               SOLICITATION OF PROXIES

               The enclosed proxy is solicited by and on behalf of the Board of Directors of Destron Fearing Corporation, a Delaware corporation ("Company"), for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on February 27, 1997, and any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about January 27, 1997.

          The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally.

                            VOTING AND REVOCATION OF PROXY

        Only holders of record of the Company's common stock at the close of business on January 3, 1997, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, 11,643,982 shares of the Company's common stock were outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the shares of the Company's common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.

        Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted (i) FOR the election of the nominees for the Board of Directors named in this Proxy Statement and (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 1997. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders. If a proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote on the matter, but will not be considered to have been voted in favor of such matter.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(a) giving written notice of such revocation to the Secretary of the Company before or at the Annual Meeting, (b) delivering another written proxy bearing a later date, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

                                      PROPOSAL 1
                                ELECTION OF DIRECTORS

        The business and affairs of the Company are managed under the direction of its Board of Directors. The Company's Bylaws provide that the Board of Directors shall consist of one or more members. The Board of Directors currently consists of four members. Each Director is elected to serve until the next annual meeting of stockholders or until their earlier resignation, death or removal.

        Stockholders will be asked at the Annual Meeting to elect three Directors, as Mr. David M. Hyduke, who is now a Director of the Company, is not standing for re-election. The Board has nominated the three individuals named below to serve as Directors of the Company. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of the nominees named below. Each of the nominees named below is now a Director of the Company and has served continuously as a Director since the month indicated. Such nominees collectively comprise the entire Board. All nominees have indicated a willingness to serve if elected.

        If any nominee becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

NAME                    POSITIONS WITH THE COMPANY    AGE   DIRECTOR SINCE
----                    --------------------------    ---   --------------

Randolph K. Geissler    President, Chief Executive    36    November 1993
                        Officer and Director

David A. Henderson      Director                      44    April 1994

Kenneth D. Larson       Director                      56    August 1994


STOCKHOLDER APPROVAL

          The affirmative vote of a plurality of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required for the election of Directors.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL 1.

                           INFORMATION CONCERNING DIRECTORS
                                AND EXECUTIVE OFFICERS

DIRECTORS

          Each nominee for election to the Company's Board of Directors is presently serving as a Director of the Company. The following discussion sets forth certain information concerning the nominees for Directors of the Company.

          RANDOLPH K. GEISSLER has served as Chief Executive Officer of the Company since November 12, 1993 and as Interim Chief Executive Officer from March 1, 1993 until November 12, 1993 pursuant to a transition services agreement in conjunction with the merger (the "Merger") of a wholly-owned subsidiary of the Company and Fearing Manufacturing Co., Inc. ("Fearing") in November 1993. See "Information Concerning Directors and Executive Officers -- Certain Transactions." Fearing is now a wholly-owned subsidiary of the Company. Mr. Geissler is also the President and Chief Executive Officer of Fearing, a position that he has held since 1987. Prior to 1987, he held a variety of positions with Fearing, including sales representative, production manager and director of research. Mr. Geissler also serves as a director of Ashirus Corp.

          DAVID A. HENDERSON has been a Director of the Company since April 1994. He has been the Managing General Partner of Founding Partners II Limited Partnership ("Founding Partners") since April 1990. He was previously an Executive Vice President of Cherry Tree Investment Company, which manages approximately $87 million of venture capital funds; Chief Executive Officer of a bank holding company with $400 million in assets; and Chief Operating Officer of Republic Telcom Corporation. He currently serves as a director of the following companies: Coda Music Technologies, Inc., The Gift Certificate Center, Inc., Harmony Brook, Inc., Sustane Corporation, Transline Communications, Inc., Ray Medica, Inc., and Visionics Corporation.

          KENNETH D. LARSON has been a Director of the Company since August 1994. Mr. Larson joined Polaris Industries Inc. (formerly known as Polaris Industries L.P.) ("Polaris") in September 1988 as Executive Vice President/Operating Officer and was named President and Chief Operating Officer and a Director in July 1989. Polaris is a publicly-held company that designs, engineers, manufactures, and markets snowmobiles, all-terrain vehicles (ATVs), and personal watercraft for recreational and utility use.
In addition to the Company and Polaris, Mr. Larson currently serves as a director of Bossworks, Inc. and Featherlite Manufacturing, Inc.

          Directors of the Company are elected annually to serve until the next annual meeting of stockholders or until their earlier resignation, death or removal. There is no family relationship between any of the directors or executive officers of the Company.

BOARD COMMITTEES AND ACTIONS

          During the twelve months ended September 30, 1996, the Board of Directors met 16 times and adopted unanimous written actions in lieu of meetings two times. Each nominee Director attended at least 75% of the total number of meetings of the Board held during fiscal 1996 while he was a Director.

          The Compensation Committee of the Board of Directors, established in August 1994, reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and senior management of the Company and administers the Company's 1992 Employee Stock Option Plan. The Compensation Committee met one time during fiscal 1996. The members of the

Compensation Committee in fiscal 1996 were Kenneth D. Larson, Chairman, David
A. Henderson, and, until his resignation from the Board of Directors effective November 2, 1995, Donald R. Brattain.

          The Audit Committee of the Board of Directors, established in August 1994, reviews the scope and results of the Company's annual audit and other accounting related matters. The Audit Committee met two times during fiscal 1996. The members of the Audit Committee in fiscal 1996 were David M. Hyduke, Chairman, David A. Henderson, and, until his resignation from the Board of Directors effective November 2, 1995, Donald R. Brattain.

          The Board of Directors presently does not have a nominating committee.

          Nonemployee Directors of the Company each currently receives a $500 fee for each Board meeting he attends and an additional $500 for each meeting he attends of a Board committee of which he is a member. Under this arrangement, the following nonemployee Directors received the following amounts during fiscal 1996: Mr. Henderson - $10,500; Mr. Hyduke - $10,000; Mr. Larson - $8,500. In lieu of the Directors' fees, and as Chairman of the Company, Mr. Brattain received compensation of $3,000 per month or a total of $3,000 in fiscal 1996. Additionally, all Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors, the Compensation Committee and the Audit Committee (but only if the meetings are held on different days). Nonemployee Directors of the Company are granted stock options in connection with their service as Directors. See "Information Concerning Directors and Executive Officers -- Stock Option Plans."

EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

          The following discussion sets forth information about Messrs. Thomas J. Ahmann, William J. Battista and Robert C. Calgren, who are executive officers and members of senior management of the Company but are not Directors.

NAME                POSITIONS WITH THE COMPANY         AGE       EMPLOYED SINCE
----                --------------------------         ---       --------------

Thomas J. Ahmann    Vice President -- Finance,         57        July 1993
                    Chief Financial Officer,
                    Secretary and Treasurer

William J. Battista Vice President -- North            47        August 1993
                    American Sales

Robert C. Calgren   Controller                         50        August 1993


     THOMAS J. AHMANN joined the Company as Vice President -- Finance, Chief Financial Officer, Secretary and Treasurer in July 1993. Prior to that time, he served as Vice President -- Finance and Chief Financial Officer of SpectraScience, Inc., a company involved in medical laser technology. From May 1990 to May 1991, Mr. Ahmann was an independent consultant who assisted in the restructuring and liquidation of two publicly owned retailers of residential building material operating under Chapter 11 of the federal Bankruptcy Code.

     WILLIAM J. BATTISTA has been Vice President -- North American Sales of the Company since August 1993. He joined Fearing Corporation ("Fearing") in October 1986, serving as Eastern Regional Sales Manager from October 1986 to October 1989 and as National Sales Manager from October 1989 to August 1993. Fearing was acquired by the Company in a merger transaction effective in November 1993.

     ROBERT C. CALGREN has been Controller of the Company since August 1993. From February 1991 until August 1993, he served as Controller of Fearing.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to Randolph J. Geissler, the President and Chief Executive Officer of the Company, for each of the years ended September 30, 1996, 1995 and 1994:

                              SUMMARY COMPENSATION TABLE




                                                                 Long-Term
                                                               Compensation
                             Annual Compensation                  Awards
                   --------------------------------------   ------------------

                                                  Other     Restricted
                                                 Annual       Stock
                             Salary    Bonus  Compensation   Awards(s)  Options      Other
Principal Position  Year       $        ($)     ($) (1)        ($)        (#)     Compensation(2)
------------------  ----   --------   -----   ------------  --------    ------    --------------
Randolph K.         1996   $127,404     N/A        N/A         N/A       N/A         $3,641
Geissler            1995    125,750     N/A        N/A         N/A       N/A          3,624
 Chief Executive    1994    113,500     N/A        N/A         N/A       N/A          3,260
 Officer and
 President


___________________

(1) The aggregate amount of perquisites and other personal benefits, securities or property received by Mr. Geissler was less than $50,000 or 10% of his annual salary.

(2) Consists of contributions made by the Company under its Section 401(k) Deferred Compensation Plan. See "Information Concerning Directors and Executive Officers -- Retirement Savings Plan."

    The following information is furnished with respect to stock options exercised in fiscal 1996 and held as of September 30, 1996 by Mr. Randolph K.
Geissler:

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES(1)




                                                           Number of           Value of Unexercised
                                                     Unexercised Options at   in-the-Money Options at
                                                     September 30, 1996(3)     September 30, 1996(3)(4)
                                                      ---------------------    ------------------------
                          Shares
                         Acquired         Value           Exercisable/              Exercisable/
                        on Exercise    Realized(2)        Unexercisable             Unexercisable
Name                             (#)            ($)                 (#)                       ($)
----------------------   -----------    -----------       ---------------            ---------------
Randolph K. Geissler         0              0             45,000/50,000             $85,313/$32,813

____________________


(1) The information presented is as of and for the twelve months ended September 30, 1996.

(2) Consists of the difference between the exercise price of the options and the closing sales price of the shares of common stock underlying the options as of the date of exercise as quoted on The Nasdaq SmallCap Market and reported by the National Association of Securities Dealers, Inc. ("NASD").

(3) The options were granted under the Company's 1992 Employee Stock Option Plan. See "Information Concerning Directors and Executive Officers -- Stock Option Plans." The options vest in equal amounts on a monthly basis over four years during the term of employment with the Company and expire ten years from the date of grant.

(4) Consists of the difference between the exercise price of the options and the closing sales price of the shares of common stock underlying the options on September 30, 1996 as quoted on The Nasdaq SmallCap Market and reported by the NASD.

RETIREMENT SAVINGS PLAN

     All non-bargaining unit personnel of the Company are eligible to participate in the Company's Section 401(k) Deferred Savings Plan ("401(k) Plan") established on January 1, 1989. Salary deferrals not in excess of 15% of the participant's annual compensation up to the maximum permitted by the Internal Revenue Code of 1986, as amended ("Code") (presently $9,500), may be contributed to the trust for the 401(k) Plan and invested in various investment funds. The 401(k) Plan permits, but does not require, contributions by the Company on behalf of all participants in the 401(k) Plan equal to $.50 for each $1.00 contributed by an employee up to a maximum amount equal to 6% of the employee's wages. The contributions made under the 401(k) Plan by the Company during fiscal 1996 on behalf of the executive officers in the Summary Compensation Table are described therein.

STOCK OPTION PLANS

1986 DIRECTOR AND EMPLOYEE NONQUALIFIED STOCK OPTION PLAN

     The Company adopted an incentive stock option plan on March 27, 1986 ("1986 Plan"), which is administered by the Company's Board of Directors and governed in accordance with the rules of the Vancouver Stock Exchange. Pursuant to such rules, the total number of shares of common stock for which options may be granted under the 1986 Plan may not exceed 10% of the issued and vested shares of the Company at the time of granting. The total number of shares that may be reserved for issuance to any one individual pursuant to directors' and employees' incentive stock options may not exceed 5% of the Company's issued shares at the time of granting. During the twelve months ended September 30, 1996, no options were granted under the 1986 Plan. As of September 30, 1996, there were no options outstanding under the 1986 Plan, and the Company is no longer granting options under the 1986 Plan.

1992 EMPLOYEE STOCK OPTION PLAN

     On July 31, 1992, the Company's stockholders approved the 1992 Employee Stock Option Plan ("Employee Plan"). The purpose of the Employee Plan is to advance the interests of the Company through the motivation, attraction and retention of its employees. The Employee Plan authorizes the grant of options to purchase an aggregate of 1,300,000 shares of common stock. All persons who are employees of the Company, including directors who are employees, are eligible to participate. The Employee Plan provides for the grant of incentive (statutory) stock options ("ISOs"), as defined in Section 422 of the Code, and nonincentive (nonstatutory) stock options ("NSOs"). The ISOs and NSOs issued under the Employee Plan are referred to herein as "Options."

     The Employee Plan provides that a committee of disinterested directors, which is currently the Compensation Committee, will grant Options and otherwise administer the Employee Plan. The principal criteria for determining the number of shares upon which Options are granted to an employee are the amount of cash compensation paid to such employee, the employee's level of responsibility and the employee's job performance.

     The exercise price of any ISO granted under the Employee Plan must at least equal the fair market value of a share of common stock on the date on which the Option is granted with certain exceptions applicable to employees, if any, owning more than 10% of the Company's common stock. The Option price of an NSO may be less than the fair market value on the date it is granted if the Compensation Committee so determines. As determined by the Board of Directors, the exercise price of an Option may be paid in cash, in shares of the Company's common stock, by delivery of a promissory note, or by a combination of such means of payment. To the extent that the aggregate fair market value of the stock which may become issuable under an ISO in a particular calendar year exceeds $100,000, such Options will be treated as NSOs. An employee who is granted an ISO recognizes no taxable income when the Option is exercised, although the exercise may generate alternative minimum taxable income. An employee who disposes of stock received upon the exercise of an ISO will recognize long-term capital gain on the disposition unless the stock is disposed of within two years from the date of grant of the ISO or within one year from the purchase of the stock under the ISO (a "disqualifying disposition"), in which case the gain is taxable as ordinary income. The Company generally receives no tax deduction for an ISO unless the employee makes a disqualifying disposition of the stock. Upon exercise of an NSO, the difference between the market value of the common stock on the date of exercise and the Option price is taxable to the employee as ordinary income. That amount generally is deductible by the Company in the same year.

     During the twelve months ended September 30, 1996, options to purchase 235,000 shares were granted under the Employee Plan. As of September 30, 1996, there were Options to purchase 466,750 shares outstanding under the Employee Plan at an average exercise price of $3.04 per share.

1992 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     On July 31, 1992, the Company's stockholders approved the Nonemployee Director Stock Option Plan (the "Director Plan"). The Director Plan authorizes the grant of options to purchase an aggregate of 300,000 shares of the Company's common stock to Directors of the Company who are not employees of the Company ("Nonemployee Directors"). The purpose of the Director Plan is to advance the interests of the Company through the motivation, attraction and retention of its Nonemployee Directors.

     During the twelve months ended September 30, 1996, options to purchase 7,500 shares were granted under the Director Plan. As of September 30, 1996, there were options to purchase 62,500 shares outstanding under the Director Plan at an average exercise price of $2.48 per share.

     Subject to the provisions of the Director Plan, it is administered by the Compensation Committee of the Board of Directors, which determines the terms of the options granted under the Plan and interprets the Director Plan.

     Subject to the terms of the Director Plan, each option issued may contain terms and provisions different from other options granted under the Director Plan to the same optionee or other optionees. The Director Plan now provides that upon election or appointment to the Company's Board of Directors, each Nonemployee Director is automatically granted an option to purchase 15,000 shares of the Company's common stock. After initial election or appointment to the Board of Directors, each Nonemployee Director automatically receives an option to purchase an additional 2,500 shares upon each reelection to the Board of Directors.

     The Director Plan provides that the exercise price is equal to the "fair market value" of the common stock at the time the option is automatically granted. Each option becomes exercisable during the term fixed by the Board of Directors, with such term ending no later than ten years of the date of grant of the option. Upon exercise of any option, payment for shares as to which the option is exercised may be made in cash, in shares of the Company's common stock having an aggregate fair market value on the date of exercise which is not less than the exercise price of the option, by delivery of a promissory note, or by any combination of cash, such shares, and a promissory note, as the Board of Directors may determine.

     If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all options outstanding under the Director Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, will become exercisable in full unless the Board has prescribed other terms and conditions to the exercise of such options or otherwise has modified the options.

     If the term of a Nonemployee Director terminates for any reason other than such individual's disability, any option then held by such optionee under the Director Plan, to the extent then exercisable, will remain exercisable after the termination of the Nonemployee Director's status as a Director for a period of three months (but in no event beyond ten years from the date of grant of the option). If the Director status of the Nonemployee Director is terminated because the optionee is disabled within the meaning of
Section 22(e)(3) of the Code, any option then held by the optionee under the Director Plan, to the extent then exercisable, will remain exercisable after the termination of his status as a Director for a period of 12 months (but again in no event beyond ten years from the date of grant of the option).

     All options granted under the Director Plan are NSOs. Generally, upon the grant of an NSO for which the exercise price is the fair market value of the common stock on the date of grant, neither the Company nor the optionee will experience any tax consequences. Upon exercise of an NSO granted under the Director Plan, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock received over the exercise price paid by the optionee with respect to such shares. The amount recognized as ordinary income by the optionee will increase the optionee's basis in the stock acquired pursuant to the exercise of the NSO. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the NSO. Upon a subsequent sale of the stock, the optionee will recognize short-term or long-term gain or loss depending upon the holding period for the stock and upon the stock's subsequent appreciation or depreciation in value.

CONSULTANTS' STOCK OPTION PLAN

     The Board of Directors adopted a Consultants' Stock Option Plan ("Consultants' Plan") on October 16, 1992. Under the Consultants' Plan, options may be granted to consultants of the Company, including Directors of the Company who are not employees, at such prices (which may be less than the fair market value on the date of grant) and on such terms as the Board of Directors or the Committee administering the Consultants' Plan approves at the time of grant. Options granted under the Consultants' Plan do not qualify as incentive stock options under the Code. The aggregate maximum number of shares as to which options may be granted under the Consultants' Plan is 500,000. During the twelve months ended September 30, 1996, no options were granted under the Consultants' Plan. As of September 30, 1996, there were options to purchase 105,000 shares outstanding under the Consultants' Plan at an average exercise price of $2.06 per share.

CERTAIN TRANSACTIONS

     In September 1994, the Company entered into agreements with certain investors pursuant to which the investors loaned the Company a total aggregate of $610,000 and the Company issued the investors 18-month notes bearing interest at the rate of 12% per annum and warrants (the "Warrants") to purchase a total aggregate of 183,000 shares of the Company's common stock, which is the number of shares equal to 30% of the dollar amount of the loans. The exercise price of the Warrants is $1.50 per share (which is equal to the fair market value of the Company's common stock on the date of grant), and the term of the Warrants is five years. The Warrants contain a so-called "cashless exercise right," allowing a holder of the Warrants to apply any difference between the exercise price of the Warrants and the fair market value of the Company's common stock to the exercise of the Warrants, with a proportionate reduction in the number of shares purchasable upon exercise of the Warrants. Certain officers and directors of the Company participated in this transaction on the same terms and conditions as other investors. Thomas
J. Ahmann, Vice President -- Finance, Chief Financial Officer, Secretary and Treasurer of the Company, loaned the Company $25,000 and received Warrants to purchase 7,500 shares of common stock of the Company. David M. Hyduke, a Director of the Company, loaned the Company $30,000 and received Warrants to purchase 9,000 shares of common stock. Donald R. Brattain, a former Director of the Company, loaned the Company $100,000 and received Warrants to purchase 30,000 shares of common stock. In addition, Founding Partners II Limited Partnership, an entity controlled by Mr. Brattain and Mr. David A. Henderson, who is a Director of the Company, loaned the Company $100,000 and received Warrants to purchase 30,000 shares of common stock. Mr. Ahmann exercised his Warrants in full on June 26, 1995, on which the closing sales price of the common stock as quoted on The Nasdaq SmallCap Market and reported by the NASD was $8.250 per share.

     In March 1993, the Company entered into an agreement with Randolph K. Geissler for $40,000, on an annualized basis, to act as Interim Chief Executive Officer of the Company. Effective November 12, 1993, the Company entered into an Employment Agreement with Mr. Geissler, the Company's President and Chief Executive Officer, which replaced the interim employment agreement and provides for an annual base salary of $125,000 and an initial term of employment expiring on November 12, 1995. The term will be extended for successive one-year periods on November 12 of each year beginning in 1995 unless Mr. Geissler or the Company provides written notice to the other of his or its intention not to extend. The Employment Agreement provides that in the event of early termination by the Company for any reason other than death, disability or termination for good cause during the initial two-year term, the Company will pay severance compensation in an amount equal to 24 months' base salary. If the termination occurs after the initial two-year period, the severance compensation will be equal to one and one-half months' base salary for every year Mr. Geissler has been employed by the Company or by Fearing up to a maximum of 24 months' base salary.

     As of September 30, 1994, the Company had a term loan ("Term Loan") in the total principal amount of $600,000 under which $600,000 was outstanding. As of that date, borrowings under the Term Loan bore interest at the rate of 15% per annum and were collateralized by certain future royalty payments and a subordinated interest in the Company's inventories, equipment and intangibles. This credit facility originally was extended to the Company as a $750,000 revolving credit line ("Credit Line") in June 1993 by a group of private investors ("Lenders"), including Mr. Donald R. Brattain, who is the former Chairman and a former Director of the Company. As consideration for extending the Credit Line, the Company issued to the Lenders warrants to purchase a total aggregate of 75,000 shares of the Company's common stock at an exercise price of $1.00 per share. The due date of the Credit Line was extended in September 1993 and, in consideration of extending the due date, the Company issued to the Lenders additional warrants to purchase a total aggregate of 25,000 shares of common stock at an exercise price of $1.00 per share. In November 1993, the amount available under the Credit Line was reduced to $600,000 and the Credit Line was converted to the Term Loan bearing interest at the rate of 15% per annum due on November 15, 1994. In consideration of extending the Term Loan in November 1993, the Company issued to the Lenders additional warrants to purchase a total aggregate of 60,000 shares of common stock at an exercise price of $1.00 per share. In November 1994, the term of the Credit Line was extended to November 15, 1995 and additional warrants to purchase a total aggregate of 60,000 shares of common stock at an exercise price of $1.75 per share were issued to the Lender. See "Beneficial Ownership of Common Stock." The Credit Line was paid in full in November 1995.

                         BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of December 31, 1996 regarding the beneficial ownership of shares of common stock of the Company by (i) each stockholder who is known by the Company to own more than 5% of the Company's common stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each Director of the Company, and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the common stock described below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                   NUMBER OF SHARES         PERCENT OF
BENEFICIAL OWNER                  BENEFICIALLY OWNED   OUTSTANDING SHARES(1)
----------------                  ------------------   ----------------------
Perkins Capital Management, Inc.        856,550(2)               7.4%
730 East Lake Street
Wayzata, MN  55391-1769

Randolph K. Geissler                    577,297(3)               4.9%

Thomas J. Ahmann                        65,041(4)                  *

David A. Henderson                      52,500(5)                  *

William J. Battista                     37,500(6)                  *

David M. Hyduke                         29,000(7)                  *

Kenneth D. Larson                       20,000(8)                  *

Robert C. Calgren                       11,250(9)                  *

All executive officers and
Directors as
a group (six persons)                   792,588(10)              6.6%
_____________________
* Less than 1%.

(1) Based on 11,643,982 shares outstanding as of December 31, 1996, which does not include 1,210,329 shares of common stock issuable upon exercise of stock options and warrants vested at December 31, 1996. However, each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by each beneficial owner within 60 days upon the exercise of stock options and warrants.

(2) Consists of 562,100 shares with sole voting power and 856,550 shares with sole dispositive power.

(3) Includes 80,416 shares issuable upon exercise of options held by Mr. Geissler that were exercisable as of December 31, 1996 or that will become exercisable within 60 days of that date.

(4) Includes 61,041 shares issuable upon exercise of options held by Mr. Ahmann that were exercisable as of December 31, 1996 or that will become exercisable within 60 days of that date.

(5) Includes 22,500 shares issuable upon exercise of options directly owned by Mr. Henderson. Also includes 30,000 shares issuable upon exercise of warrants owned of record by Founding Partners

     II Limited Partnership, an entity controlled by Mr. Donald R. Brattain (a former Director) and Mr. Henderson.

(6) Consists of 37,500 shares issuable upon exercise of options held by Mr. Battista that were exercisable as of December 31, 1996 or that will become exercisable within 60 days of that date.

(7) Consists of 20,000 and 9,000 shares issuable upon exercise of vested options and warrants, respectively.

(8)  Consists of 20,000 shares issuable upon exercise of vested options.

(9) Consists of 11,250 shares issuable upon exercise of options held by Mr. Calgren that were exercisable as of December 31, 1996 or that will become exercisable within 60 days of that date.

(10) Includes 280,458 shares issuable upon exercise of vested options and warrants, or options that are exercisable within 60 days of December 31, 1996, held by all executive officers and Directors as a group.

                         SECTION 16 (A) BENEFICIAL OWNERSHIP
                                REPORTING COMPLIANCE

     As required by rules adopted by the Securities and Exchange Commission ("SEC") under Section 16 of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file with the SEC an Initial Report of Beneficial Ownership on Form 3 within a certain period after becoming an executive officer or director stating the number of shares of Class A Common Stock owned, a Report of Change in Beneficial Ownership on Form 4 to report transactions in the Company's common stock, and an Annual Statement of Beneficial Ownership of Securities on Form 5 to report other transactions in securities of the Company that are not required to be reported on a Form 4. Based upon the Company's review of such Forms furnished to it by the directors and executive officers required to file such Forms, the Company believes that, with the exception of isolated incidents of late filings reported by the Company in previous Proxy Statements, all of these filing requirements have been satisfied.

                                      PROPOSAL 2
               RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as independent auditors for the fiscal year ending September 30, 1997, subject to the ratification of the holders of the Company's common stock. If the holders of the common stock do not ratify the selection of Arthur Andersen LLP, other independent accountants will be considered and selected by the Board of Directors. All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants, unless other instructions are indicated thereon. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

     Arthur Andersen LLP served as the Company's independent auditors for the fiscal years ended September 30, 1994, 1995 and 1996.

     All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of the independent auditors, unless other instructions are indicated thereon.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending September 30, 1997.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS AS SET FORTH IN PROPOSAL 2.

                              PROPOSALS OF STOCKHOLDERS

     Any stockholder wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials for the 1998 Annual Meeting of Stockholders must set forth such proposal in writing and file it with the Secretary of the Company no later than September 22, 1997.

                                    OTHER BUSINESS

     At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

                                FINANCIAL INFORMATION

     The Company's Report to Shareholders for fiscal 1996 and the Company's balance sheets as of September 30, 1994, 1995 and 1996 and related statements of income, changes in stockholders' equity and cash flows for the periods ended September 30, 1995 and 1996, accompanies these materials. In addition, the Company will provide without charge to any stockholder solicited hereby, upon written request of such stockholder, a copy of its Annual Report on Form 10-KSB for the year ended September 30, 1996. Requests should be directed to the Chief Financial Officer, Destron Fearing Corporation, 490 Villaume Avenue, South St. Paul, Minnesota 55075.

PROXY
                          DESTRON FEARING CORPORATION
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 27, 1997

    The undersigned, revoking all prior proxies, hereby appoints Randolph K. Geissler and Thomas J. Ahmann, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Destron Fearing Corporation (the "Company") of record in the name of the undersigned at the close of business on January 3, 1997, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, February 27, 1997, or at any adjournment thereof, upon the following matters:

1. Election of the following directors: Randolph K. Geissler, David A. Henderson, Kenneth D. Larson

               / / FOR ALL NOMINEES      / / WITHHOLD FOR ALL NOMINEES

   FOR ALL NOMINEES EXCEPT THE FOLLOWING:
   (Mark no box and write the name(s) of the nominee(s) withheld in the space provided below.)
   _____________________________________________________________________________

                          (CONTINUED ON REVERSE SIDE)

2. Ratification of appointment of Arthur Andersen LLP as independent auditors for fiscal 1997.
               / /  For           / /  Against           / /  Abstain

3. In their discretion, the Proxies are authorized to vote upon such matters as may properly come before the Annual Meeting, or any adjournments thereof.

    Please mark, date, sign, and mail this proxy promptly in the enclosed envelope.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. The Board of Directors recommends a vote FOR Proposals 1 and 2.

    Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.
                                                 Dated: _________________, 1997.
                                                 _______________________________
                                                 _______________________________
                                                 _______________________________
                                                          Signature(s)